Exhibit 10.125

ASSIGNMENT AND ASSUMPTION OF LEASE AND LICENSE

AND LANDLORD CONSENT

THIS ASSIGNMENT AND ASSUMPTION OF LEASE AND LICENSE AND LANDLORD CONSENT (this “Assignment”) is entered into as of January 1, 2006 (the “Effective Date”) by and among GIP W. 7TH STREET, LLC, a Delaware limited liability company (“Landlord”), EQUINIX, INC., a Delaware corporation (“Assignor”), and EQUINIX OPERATING CO., INC., a Delaware corporation (“Assignee”).

RECITALS

A. Landlord is the owner of that certain improved real property located at 600 W. 7th Street, Los Angeles, California (the “Building”). The Building is a part of that certain data center telecommunications project, with all common areas and appurtenant parking facilities, and containing building improvements commonly know as “600 W. 7th Street” and located at 600 W. 7th Street, Los Angeles, California (the “Project”).

B. Pursuant to that certain Telecommunications Office Lease dated as of August 6, 1999 by and between 600 Seventh Street Associates, Inc., a California corporation (as predecessor in interest to Landlord) (“600 Associates”), as landlord, and Assignor, as tenant, as amended by that certain Letter Agreement dated as of August 24, 2000 by and between 600 Associates (as predecessor in interest to Landlord) and Assignor, and that certain Second Amendment to Lease dated as of November 30, 2003 by and between JMA Robinson Redevelopment, LLC, a Delaware limited liability company (as predecessor in interest to Landlord) (“JMA”) and Assignor (collectively, the “Lease”), Assignor has certain rights to use and occupy certain premises (the “Premises”) as more particularly described in the Lease, and pursuant to that certain License Agreement For Use of Colocation Space dated as of January 19, 2004 by and between JMA (as predecessor in interest to Landlord), as licensor, and Assignor, as licensee (the “License”), Assignor has certain rights to use and to install equipment in certain equipment space (the “Equipment Space”) as more particularly described in the License. A copy of each of the Lease and the License is attached hereto as Schedule ”1”.

C. Assignor desires to assign to Assignee, and Assignee desires to assume from Assignor, all of Assignor’s rights and obligations under the Lease and the License.

D. Landlord agrees to consent to this Assignment subject to the conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignee and Assignor hereby agree as follows:

1. Assignment and Assumption. In consideration of the assignment of the Lease and the License, Assignee hereby covenants and agrees, effective as of the Effective Date, to assume and fully perform, discharge and satisfy all of the obligations and duties of Tenant under the Lease including, without limitation, the obligation to pay Base Rent and any and all Additional Rent, as set forth in the Lease and all of the obligations and duties of Licensee under the License including, without limitation, the obligation to pay the Monthly License Fees and any additional fees or payments, as set forth in the License. Assignor, as the original Tenant under the Lease and the original Licensee under the License shall remain fully liable (jointly and severally) for the full performance, discharge and satisfaction of each and every term, covenant and condition to be performed, discharged and satisfied by tenant under the Lease and licensee under the License.

2. Effective Date. This Assignment shall become effective as of the Effective Date.

3. Security Deposit. Assignor hereby assigns to Assignee all of Assignor’s right, title and interest to the Security Deposit as set forth in the Lease.

4. Premises “As-Is”. Notwithstanding anything to the contrary, Assignor and Assignee acknowledge that Landlord shall have no responsibility for any work which may be required to prepare or remodel the Premises for Assignee’s use except as otherwise provided in the Lease and the License.

5. Landlord’s Consent. Landlord hereby consents to this Assignment subject to the conditions set forth herein.

6. Amendment of Lease and License. The provisions of the Lease and/or the License may be modified or amended or changed by agreement between Landlord and Assignee at any time, or by course of conduct, without the consent of or without notice to Assignor, including, without limitation, any extension of the Term pursuant to the Lease or the License, as applicable, or otherwise, and such modification, amendment or change shall not release Assignor from its obligations under the Lease or the License, as applicable.

7. Attorneys’ Fees. In the event that any party hereto shall institute any action or proceeding against the other relating to the provisions of this Assignment, the party not prevailing in such actions or proceeding shall reimburse all reasonable attorneys’ fees, costs and expenses incurred in connection with such action or proceedings including, without limitation, any post-judgment fees, costs or expenses incurred on any appeal or in collection of any judgment.

8. Notices. Any notice delivered by Landlord or Tenant to the other pursuant to the provisions of the Lease or the License shall, until further notice, be addressed as follows:

TO LANDLORD:	GIP 7th Street, LLC
c/o Digital Realty Trust, L.P.
600 West 7th Street
Los Angeles, California 90017
Attention: James Trout
FAX: (877) 745-9491

With a copy to:	Paul, Hastings, Janofsky & Walker LLP
515 South Flower Street, 25th Floor
Los Angeles, California 90071-2228
Attn: David A. Blumenfeld, Esq.
FAX: (213) 627-0705

TO ASSIGNEE:	At the Premises
Attn: Duane MacKenzie

With a copy to Assignor:	Equinix, Inc.
301 Velocity Way, 5th Floor
Foster City, CA 94404
Attn: Director of Real Estate

9. Effect of Assignment. Except to the extent the Lease or the License is modified by this Assignment, the terms and provisions of the Lease and the License, as applicable, shall remain unmodified and in full force and effect.

10. Entire Agreement: No Modifications. This Assignment embodies the entire understanding between Landlord, Assignor and Assignee with respect to the subject matter herein. Any prior correspondence,

memoranda, understandings, offers, negotiations and agreements, oral or written, are replaced in total by this Assignment. This Assignment may not be modified or amended except in writing, signed by the parties hereto.

11. Successors and Assigns. This Assignment shall inure to the benefit of and be binding upon the parties to this Assignment and their respective successors and assigns.

12. Construction. The parties acknowledge that each party and its counsel, if any, have reviewed and approved this Assignment and that no rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall be employed in the interpretation of this Assignment or any amendments or exhibits to it or any document executed and delivered by either party in connection with this Assignment. All captions in this Assignment are for reference only and shall not be used in the interpretation of this Assignment or any related document. Whenever required by the context of this Assignment, the singular shall include the plural, the masculine shall include the feminine, and vice versa. If any provision of this Assignment shall be determined to be illegal or unenforceable, such determination shall not affect any other provision of this Assignment and all such provisions shall remain in full force and effect.

13. Defined Terms. All words commencing with initial capital letters in this Assignment and not defined herein shall have the same meaning as set forth in the Lease or the License, as applicable.

14. Applicable Law. This Assignment shall be governed by and construed in accordance with the laws of California.

15. Authority. Each individual executing this Assignment on behalf of Assignor, Assignee and Landlord hereby covenants and warrants that the respective party has full right and authority to enter into this Assignment and that the person signing on behalf of such party is authorized to do so.

16. Counterparts. If this Assignment is executed in counterparts, each counterpart shall be deemed an original which together shall constitute the same document.

[Signatures Appear on Next Page]

IN WITNESS WHEREOF, the undersigned have executed this Assignment as of the Effective Date.

ASSIGNOR:

EQUINIX, INC., a Delaware corporation

By:	/s/ RENEE F. LANAM
Name:	Renee F. Lanam
Title:	Chief Development Officer

ASSIGNEE:

EQUINIX OPERATING CO., INC., a Delaware corporation

By:	/s/ RENEE F. LANAM
Name:	Renee F. Lanam
Title:	Secretary

LANDLORD:

GIP 7TH STREET, LLC

a Delaware limited liability company

By:	GIP 7TH STREET HOLDING COMPANY, LLC
a Delaware limited liability company Its Member and Manager

	By:	DIGITAL REALTY TRUST, L.P.,
a Maryland limited partnership, its Member and Manager

		By:	DIGITAL REALTY TRUST, INC.,
a Maryland corporation, its General Partner

			By:	/s/ JAMES R. TROUT
			Name:	James R. Trout
			Its:	Vice President